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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 (No. 333-_________) and Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-25757) and the related Prospectus of Midway Games Inc. and to the incorporation by reference therein of our reports dated August 19, 1997, with respect to the financial statements of Midway Games Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP

Chicago, Illinois
June 22, 1998





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